Alaska Communications Systems • 600 Telephone Avenue • Anchorage, AK 99503

ACS Corporate Communications (Media):ACS Investors (Investors):
David C. Eisenberg	Investor Relations
SVP, Corp. Strategy, Development & MarketingAlaska Communications Systems
(907) 297-3000 david.c.eisenberg@acsalaska.com	(907) 564-7556 investors@acsalaska.com

Alaska Communications Systems Announces Proposed Convertible Notes Offering

ANCHORAGE, Alaska, April 2, 2008 (BUSINESS WIRE) — Alaska Communications Systems Group, Inc. (“ACS”) (NASDAQ:ALSK) today announced that it intends to offer, subject to market conditions and other factors, up to $100 million aggregate principal amount of convertible notes due 2013. ACS also expects to grant the initial purchasers an option to purchase up to an additional $15 million aggregate principal amount of such notes to cover over-allotments. The notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933.

When issued, the notes will be unsecured obligations of ACS, subordinate to its obligations under its senior credit facility, will pay interest semi-annually and will be convertible upon satisfaction of certain conditions. Upon conversion, the holder will receive an amount in cash, shares of ACS common stock or a combination of cash and shares of ACS common stock. The notes will be guaranteed by substantially all of ACS’ existing subsidiaries. Holders of the notes will have the right to require ACS to repurchase all or some of their notes at 100% of their principal, plus any accrued interest, upon the occurrence of certain events.

ACS intends to use the proceeds from this offering primarily to complete financing of ACS’ AKORN fiber construction project and other capital expenditures in accordance with its senior credit facility.

ACS also expects to enter into convertible note hedge transactions with affiliates of certain of the initial purchasers for the purpose of reducing the potential dilution to common stockholders. ACS also intends to enter into warrant transactions with the same counterparties.

ACS expects the counterparties to the note hedge and warrant transactions, or their affiliates, to enter into derivative transactions concurrently with or shortly after the pricing of the notes. These derivative transactions could have the effect of increasing, or preventing a decline in, the price of our common stock concurrently with or following the pricing of the notes or the exercise of the over-allotment option.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers of securities will be made only by means of a private offering circular. The convertible notes and the shares of common stock issuable upon conversion will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.About Alaska Communications SystemsHeadquartered in Anchorage, ACS is Alaska’s leading provider of broadband and other wireline and wireless solutions to Enterprise, Carrier and mass market customers. The ACS wireline operations include the state’s most advanced data networks and, to be launched in early 2009, the only diverse undersea fiber optic system connecting Alaska to the contiguous United States. The ACS wireless operations include the only statewide 3G CDMA network, reaching across Alaska from the North Slope to Ketchikan, with coverage extended via best-in-class CDMA carriers in the Lower 49 and Canada. By investing in the fastest-growing market segments and attracting the highest-quality customers, ACS seeks to drive top and bottom-line growth, while continually improving customer experience and cost structure through process improvement. More information can be found on the company’s website at www.acsalaska.com or at its investor site at www.alsk.com.Forward-Looking StatementsThis press release contains forward looking statements, including those relating to: the notes offering and aggregate principal amount of the notes; the granting of the over-allotment option; use of the net proceeds of the offering; the convertible note hedge and warrant transactions; and the effect on the price of our common stock from the convertible note hedge and warrant transactions and related counter-party derivative transactions. Forward-looking statements provide current expectations or forecasts of future events and are indicated by such words as “believes,” “expects,” “intends” and similar words and are not guarantees of future performance, nor should they be relied upon as representing ACS’ views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, changes in the markets and market prices that may affect the expected effects of the warrants and hedge transactions, ACS’ ability to effectively execute its business and capital plans; changes in general economic and market conditions, including the stock market; changes in interest rates, including interest rate resets; and changes in the competitive environment. Additional risks and uncertainties and other information concerning factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements is available in the Corporation’s annual report on Form 10-K for the year ended December 31, 2007, and subsequent filings with the Securities and Exchange Commission (“SEC”). Copies of these filings are available on ACS’ investor web site at www.alsk.com. ACS specifically disclaims any obligation to update these statements.

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